Exhibit 23(c)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Radio Unica Communications Corp. 1998 Stock Option Plan, as amended, of our report dated November 18, 1997, with respect to the financial statements of Oro Spanish Broadcasting, Inc., included in Radio Unica Communications Corp.'s Prospectus, filed with the Securities and Exchange Commission on October 19, 1999.



/s/ MILLER, KAPLAN, ARASE & CO., LLP

North Hollywood, California
January 7, 2000